UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 22, 2014
KEMET Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-15491 (Commission File Number)	57-0923789 (IRS Employer Identification No.)

2835 KEMET Way Simpsonville, SC (Address of principal executive offices)	29681 (Zip Code)

(864) 963-6300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

-------------------------------------------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
==========================================================

Item 8.01 Other Events.
On September 22, 2014, KEMET Corporation (the “Company”) issued a press release confirming its previously announced earnings guidance provided on July 24, 2014.

KEMET confirmed today that for the upcoming quarter ending September 30, 2014, it currently expects revenues to be in the range of $206 to $212 million, and that adjusted operating gross margins are currently expected to improve over the June 30, 2014 quarter by 100 to 200 basis points.

A copy of the press release announcing the Agreement is filed as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description of Exhibit
99.1         Press Release, dated September 22, 2014, issued by the Company.

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2014	KEMET Corporation

/s/ William M. Lowe, Jr.
William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated September 22, 2014, issued by the Company.